Exhibit 10.10

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS

DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR

CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED

WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE

CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE COMMISSION.

PLEDGE AGREEMENT

This PLEDGE AGREEMENT dated as of April 29, 2010 (this “Pledge Agreement”) is between AMYRIS BIOTECHNOLOGIES, INC., a California corporation (the “Pledgor”), and BANK OF THE WEST, a California banking corporation (the “Bank”).

WITNESSETH

WHEREAS, the Bank has issued the following letters of credit (each, a “Letter of Credit”) for the account of the Pledgor:

L/C No.	Issue Date	Beneficiary Name	Outstanding Balance as of April 26, 2010	Outstanding Liability USD as of April 26, 2010	Expiry Date

[*]	11/09/09	[*]	[*]	[*]	11/09/10
[*]	11/09/09	[*]	[*]	[*]	11/09/10
[*]	11/09/09	[*]	[*]	[*]	11/09/10
[*]	11/09/09	[*]	[*]	[*]	11/09/10
[*]	12/11/09	[*]	[*]	[*]	12/10/10
[*]	04/02/10	[*]	[*]	[*]	07/01/12

WHEREAS, each Letter of Credit was issued pursuant to an executed Application (each an “Application”) in accordance with which the Pledgor agreed, among other things, to reimburse the Bank for amounts drawn under the Letters of Credit;

WHEREAS, the Pledgor has requested the Bank to terminate the Reimbursement and Security Agreement dated as of November 5, 2009 (the “Reimbursement and Security Agreement”) between the Pledgor and the Bank relating to the terms and conditions on which the Letters of Credit were issued and the related Support Account Agreement dated as of November 5, 2009 between the Pledgor and the Bank (collectively, with the Reimbursement and Security Agreement, the “Terminated Agreements”);

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

WHEREAS, as a condition to such termination, the Bank requires the Pledgor to secure its obligations to the Bank under the Applications pursuant to this Pledge Agreement;

NOW, THEREFORE, in consideration of the premises and in consideration of the agreement of the Bank to terminate the Terminated Agreements, the Pledgor hereby agrees as follows:

Section 1.    Pledge and Assignment. As security for the payment of all present and future obligations of the Pledgor in respect of the Letters of Credit and under the Applications (whether for the amount of any drawing thereunder, interest, commissions, fees, charges, increased costs, expenses or otherwise) and all present and future obligations of the Pledgor under this Pledge Agreement (all such obligations of the Pledgor, whether or not any of such obligations are unmatured or contingent, being the “Obligations”), the Pledgor hereby irrevocably pledges, assigns and transfers to the Bank, and hereby grants to the Bank a first lien on and security interest in: (i) the Pledgor’s Certificate of Deposit number [*] with a principal balance of $3,500,000 established by the Bank in the name of the Pledgor and the Pledgor’s Certificate of Deposit number [*] with a principal balance of $1,000,000 established by the Bank in the name of the Pledgor (hereinafter collectively called the “Pledged Certificates of Deposit”) which Pledged Certificates of Deposits shall be under the sole dominion and control of the Bank, (ii) all cash from time to time held or invested in into the Pledged Certificates of Deposit, and (iii) to the extent not covered by clauses (i) and (ii) above, all proceeds of any and all of the foregoing (collectively, the “Collateral”). The Pledgor shall have no right of withdrawal from the Pledged Certificates of Deposit nor any other right or power with respect to the Collateral, except as expressly provided herein.

Section 2.    Remedies Upon Default. The Pledgor hereby agrees that if any amount payable by it in respect of the Letters of Credit, the Applications or under this Pledge Agreement is not paid when due (whether upon demand, at stated maturity, by acceleration or otherwise), in addition to the other remedies that the Bank may exercise under the Applications:

(a)        The Bank may, without notice or demand, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Obligations against the Pledged Certificates of Deposit or any part thereof.

(b)        The Bank may also exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of California at that time.

(c)        Any cash held by the Bank as Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Bank, then or at any time thereafter be applied in whole or in part by the Bank against all or any part of the Obligations in such order as the Bank may elect. Any surplus of such cash or cash proceeds held by the Bank and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

Section 3.        Maintaining the Pledged Certificates of Deposit. (a) The Pledgor hereby further agrees that so long as any Letter of Credit is outstanding or any other Obligations are outstanding, it will maintain at all times an amount in the Pledged Certificates of Deposit equal to at least one hundred percent (100%) of the sum of (a) maximum aggregate amount available to be drawn by the beneficiaries

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

under the Letters of Credit, plus (b) all amounts paid by the Bank under any of the Letters of Credit for which the Bank has not been reimbursed pursuant to Section 4 below or otherwise.

(b)        The Pledgor may at any time or from time to time but not more frequently than once in any calendar quarter request the Bank to release Collateral from the Pledged Certificates of Deposit, so long as no default has occurred and is continuing under any Application or this Pledge Agreement provided, however, the Bank may decline to honor any request for withdrawals from or other payment orders with respect to the Pledged Certificates of Deposit which would Id result in the balance of the Pledged Certificates of Deposit being less than one hundred percent (100%) of the sum of (a) maximum aggregate amount available to be drawn by the Beneficiaries under all of the Letters of Credit, plus (b) all amounts paid by the Bank under any of the Letters of Credit for which the Bank has not been reimbursed pursuant to Section 4 below or otherwise.

Section 4.        Nature of the Pledged Certificates of Deposit. (a) The Pledged Certificates of Deposit shall at all times be certificates of deposit that are not evidenced by an instrument or other item transferrable by delivery. Interest and proceeds of the Pledged Certificates of Deposit shall be deposited and held in the Pledged Certificates of Deposit; provided that the Pledgor may at any time or from time to time request release of excess interest and proceeds in accordance with Section 3 hereof.

(b)        The Bank shall have the right to make withdrawals from the Pledged Certificates of Deposit in order to provide funds necessary to make required payments the Applications and this Pledge Agreement. The Bank shall have no liability for any loss sustained as a result of any such withdrawal.

(c)        The Pledgor will payor reimburse the Bank for any and all costs, expenses and liabilities of the Bank incurred in connection with this Pledge Agreement and the maintenance and operation of the Pledged Certificates of Deposit.

Section 5.        Representations and Warranties. The Pledgor hereby represents to the Bank that: (a) the execution, delivery and performance by it of this Pledge Agreement have been duly authorized by all necessary corporate action, and do not and will not violate any law or regulation applicable to it or contravene any loan, credit or other agreement to which it is a party or by which it or its properties are bound, (b) it is the legal and beneficial owner of the Collateral free and clear of any lien, security interest or other charge or encumbrance except for the security interest created by this Pledge Agreement, (c) this Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms and creates in favor of the Bank a perfected, first priority security interest in the Collateral, enforceable in accordance with its terms, (d) no consent of any other person (including, without limitation, stockholders or creditors of the Pledgor or any of its subsidiaries or of any parent company of the Pledgor), and no consent, license, permit, approval or authorization of, exemption by, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement by or against the Pledgor, other than consents that have already been obtained and which remain in full force and effect, (e) the execution, delivery and performance of this Pledge Agreement will not result in the creation or imposition of any lien (other than the liens in favor of the Bank under this Pledge Agreement) on any of its properties or assets pursuant to the provisions of any contractual obligation, and (f) no litigation, suit, action, investigation, inquiry or other proceeding is presently pending or, to the knowledge of the Pledgor, threatened against the Pledgor or any of its subsidiaries or any of their properties or assets, by or before any arbitrator or any governmental authority and no preliminary or permanent injunction or order by a state or Federal court has been entered in connection with this Pledge Agreement or any of the transactions contemplated hereby.

Section 6.        Covenants.    The Pledgor covenants and agrees with the Bank that:

(a)        The Pledgor will not (1) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (2) create, incur or permit to exist any lien or option in favor of, or any claim of any person with respect to, any of the Collateral, or any interest therein, except for the security interest created by this Pledge Agreement.

(b)        The Pledgor will maintain the security interest created by this Pledge Agreement as a first priority, perfected security interest and defend the right, title and interest of the Bank in and to the Collateral against the claims and demands of all persons whomsoever. At any time and from time to time, upon the written request of the Bank, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Bank reasonably may request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted.

Section 7.        Waiver.    The Pledgor hereby waives presentation of any instrument or document evidencing any indebtedness or liability to the Bank, demand of payment, protest and notice of non-payment or protest.

Section 8.        Bank’s Appointment as Attorney-In-Fact.    (a)  The Pledgor hereby irrevocably constitutes and appoints the Bank and any officer or agent of the Bank, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Bank’s own name, from time to time in the Bank’s discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

(b)        The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 8(a) hereof. All powers, authorizations and agencies contained in this Pledge Agreement are coupled with an interest and are irrevocable until this Pledge Agreement is terminated and the security interests created hereby are released.

Section 9.        Expenses.    The Pledgor further agrees that it will pay the Bank upon demand any and all expenses (including reasonable fees and expenses of its counsel) which the Bank may incur in connection with the exercise or enforcement of any of the rights of the Bank hereunder.

Section 10.      Continuing Security Interest.    This Pledge Agreement (a) shall create a continuing security interest in the Collateral, (b) remain in full force and effect until the payment in full of the Obligations, (c) be binding upon the Pledgor and its successors and assigns (provided that any assignment by the Pledgor must be made with the prior written consent of the Bank), and (d) inure to the benefit of the Bank and its successors, transferees and assigns.

Section 11.      Amendments; Waivers; Cumulative Remedies; Etc.    No amendment or waiver of any provision of this Pledge Agreement nor consent to departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the of the Bank to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 12.        Notices.    All notices, requests and demands to or upon the Bank or the Pledgor to be effective shall be in writing (or by telex, fax or similar electronic transfer) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Bank or the Pledgor at its address or transmission number for notices set forth below its signature hereto. The Bank and the Pledgor may change their addresses and transmission numbers for notices by notice in the manner provided in this paragraph.

Section 13.        Governing Law; Waiver of Jury Trial; Judicial Reference.

(a)        This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its principles of conflicts of laws and any action brought hereunder shall be brought in the courts of the State of California, located in the County of San Francisco.

(b)        Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds, irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said courts.

(c)        Each of the Bank and the Pledgor hereby waives all rights to trial by jury in any action or proceeding arising out of or relating to any of the transactions contemplated by this Pledge Agreement.

(d)        If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of this transactions contemplated by this Pledge Agreement, (a) the court shall and is hereby directed to make judicial reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided, that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court.

Section 14.      Counterparts.    This Pledge Agreement may be executed in one or morc counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 15.      Bank Protections.    (a) The Bank, in the capacity of the bank and/or securities intermediary holding the Pledged Certificates of Deposit, shall have no responsibility or liability to the Pledgor for complying with written instructions or complying with other directives concerning the Pledged Certificates of Deposit or the Collateral originated by the Pledgor. In the event funds transfer instructions are given to the Bank by any person(s) authorized to give such instructions on behalf of the Pledgor, whether in writing, by telecopier or otherwise, the Bank may, but shall have no duty to, seek confirmation of such instructions by telephone call-back to the authorized person or persons designated to the Bank by the Pledgor, and the Bank may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Bank. The Bank may rely solely upon any account numbers or similar identifying numbers provided by the Pledgor to the Bank to identify (i) the transferee of funds, (ii) the transferee’s bank, or (iii) any intermediary bank. The Bank may make payment using any such identifying number, even where its use may result in a person other than the intended person being paid, or the transfer of funds to a bank other than the Pledgor’s bank or a designated intermediary bank. The Pledgor acknowledges that these security procedures are commercially reasonable.

(b)        Notwithstanding any provision contained herein or in any other document or instrument to the contrary, neither the Bank, in the capacity of the bank and/or securities intermediary holding the Pledged Certificates of Deposit, nor any of its officers, employees or agents in all other respects, shall not be liable for any action taken or not taken by it (or them) under or in connection with this Pledge Agreement, except for the Bank’s (or their) own gross negligence or willful misconduct.

(c)        Without limiting the foregoing, and notwithstanding any provision to the contrary elsewhere, the Bank, in the capacity as the bank and/or securities intermediary holding the Pledged Certificates of Deposit, and its officers, employees and agents: (i) shall have no responsibilities, obligations or duties other than those expressly set forth in this Pledge Agreement, and no implied duties, responsibilities or obligations shall be read into this Pledge Agreement against the Bank in such capacity; (ii) may in any instance where the Bank in such capacity determines that it lacks or is uncertain as to its authority to take or refrain from taking certain action, or as to the requirements of this Pledge Agreement under any circumstance before it, delay or refrain from taking action unless and until it has received advice from legal counsel (or other appropriate advisor); (iii) so long as it and they shall have acted (or refrained from acting) in good faith, shall not be liable for any error of judgment in any action taken, suffered or omitted by any of them in such capacity, or for any act done or step taken in such capacity, suffered or omitted by any of them in such capacity, or for any mistake of fact or law, unless such action constitutes gross negligence or willful misconduct on its (or their) part; (iv) may consult with legal counsel selected by it and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such experts; (v) will not incur any liability by acting or not acting in reliance upon any notice, consent, certificate, statement or other instrument or writing believed by it or them to be genuine and signed or sent by the proper party or parties; (vi) will not incur liability for any notice, consent, certificate, statement, wire instruction, telecopy, or other writing which is delayed, canceled or changed without the actual knowledge of the Bank acting in such capacity; and (vii) shall not be deemed to have or be charged with notice or knowledge of any fact or matter unless a written notice thereof has been received by the Bank in such capacity at the address and to the person designated in (or as subsequently designated pursuant to) this Pledge Agreement.

(d)        The Pledgor agrees to indemnify and hold the Bank, in the capacity of the Bank and/or securities intermediary holding the Pledged Certificates of Deposit, and its directors, officers, agents and employees (collectively the “Indemnitees”) harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees (collectively “Losses”) that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions from the Pledgor upon which the Bank is authorized to rely pursuant to the terms of this Pledge Agreement. In addition, the Pledgor agrees to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in connection with or arising out of the Bank’s performance under this Pledge Agreement, provided the Indemnitees have not acted with gross negligence or engaged in willful misconduct.

(e)        The Bank, in the capacity of the bank and/or Securities intermediary holding the Pledged Certificates of Deposit, shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement as of the date and year first above written.

AMYRIS BIOTECHNOLOGIES, INC.

By:	/s/ Jeryl Hilleman
Jeryl Hilleman, Chief Financial Officer

Address:
5885 Hollis Street, Suite 100
Emeryville, CA 94608
Attention: Jeryl Hilleman, Chief Financial Officer

BANK OF THE WEST

By:	/s/ Lebbeus S. Case, Jr.,
Lebbeus S. Case, Jr., Vice President &
Senior Relationship Officer

Address:
San Francisco Commercial Banking Office
180 Montgomery St., 3rd Floor
San Francisco, CA 94104
Attention: Lebbeus S. Case, Jr., Vice President &
Senior Relationship Officer

CERTIFICATE OF AUTHORIZED OFFICER

The undersigned hereby certifies to the Bank that (1) the Pledgor has previously delivered to the Bank a true, correct and complete copy of its articles of incorporation and bylaws (collectively, the “Delivered Organization Documents”), (2) since such delivery, there has been no change in the Delivered Organization Documents except for those changes attached, and no such document has been repealed, revoked, rescinded or amended in any respect, and each remains in full force and effect, (3) the Pledgor remains in good standing in the state of its organization, (4) the resolutions (the “Delivered Resolutions”) previously delivered by the Pledgor authorize the execution, delivery and performance of the foregoing Pledge Agreement, (5) the Delivered Resolutions authorize person holding the office indicated above (the “Authorized Executing Office”) to execute the foregoing on behalf of the Pledgor, (6) the person executing the foregoing Pledge Agreement on behalf of the Pledgor has been duly elected and now holds the Authorized Executing Office set forth below his(her) name, and the signature set forth above is his(her) true signature, (7) the undersigned is authorized to deliver this Certificate on behalf of the Pledgor, and (8) the Bank may conclusively rely on this Certificate unless and until superseding documents shall be delivered to the Bank.

/s/ Jeryl Hilleman
Jeryl Hilleman, Chief Financial Officer